As Filed with the Securities and Exchange Commission on June 18, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4035997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 110

Houston, Texas 77046

(713) 215-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marcia E. Backus

Senior Vice President and General Counsel

5 Greenway Plaza, Suite 110

Houston, Texas 77046

(713) 215-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sarah K. Morgan

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 250

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Senior Debt Securities

(1)	There is being registered hereunder such indeterminate amount of senior debt securities of the registrant as may from time to time be issued by the registrant at indeterminate prices.
(2)	In reliance on Rule 456(b) and Rule 457(r), the registrant is deferring payment of the registration fee required in connection with this registration statement.

Prospectus

Senior Debt Securities

We may offer, issue and sell senior debt securities from time to time in one or more offerings in one or more series.

This prospectus describes some of the general terms that may apply to these senior debt securities. The specific terms of any senior debt securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may offer and sell these senior debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved, the compensation they will receive and the net proceeds we will receive from selling the senior debt securities.

Investing in our senior debt securities involves risks. Please read carefully the information included and incorporated by reference into this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before you make your investment decision. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2015.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, the terms “Occidental,” “we,” “us,” and “our” refer to Occidental Petroleum Corporation and its subsidiaries. However, in the “Description of Senior Debt Securities” section of this prospectus, references to “Occidental,” “we,” “us” and “our” are to Occidental Petroleum Corporation only and not to any of its subsidiaries.

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the senior debt securities described in this prospectus in one or more offerings.

This prospectus describes some of the general terms that may apply to these senior debt securities. The specific terms of any senior debt securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with any additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. These reports, proxy statements and other information can also be accessed through the Investor Relations section of our website at www.oxy.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus and should not be relied upon in connection with making any investment decision with respect to our securities.

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus, or contained in any accompanying prospectus supplement or related free-writing prospectus, will automatically be deemed to update and supersede this information. We incorporate by reference the following documents (except for “furnished” information described below) which have been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 23, 2015, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2015 Annual Meeting of Stockholders filed on March 24, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed on May 6, 2015; and

•	our Current Reports on Form 8-K filed on May 7, 2015 and June 12, 2015.

We also incorporate by reference all documents we may subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until the termination of each offering under this prospectus.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K (including the Current Reports on Form 8-K listed above) that we file with the SEC, unless otherwise expressly specified in such report, is not incorporated by reference in this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

Occidental Petroleum Corporation

5 Greenway Plaza, Suite 110

Houston, Texas 77046

Attn: Corporate Secretary

Telephone: (713) 215-7000

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Factors that could cause results to differ materially include, but are not limited to:

•	global and local commodity pricing fluctuations;

•	supply and demand considerations for Occidental’s products;

•	higher-than-expected costs;

•	the regulatory approval environment;

•	reorganization or restructuring of Occidental’s operations;

•	not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions;

•	lower-than-expected production from development projects or acquisitions;

•	exploration risks;

•	general economic slowdowns domestically or internationally;

•	governmental actions and political conditions and events;

•	liability under environmental regulations including remedial actions;

•	litigation;

•	disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber-attacks or insurgent activity;

•	failure of risk management;

•	changes in law or regulations; and

•	changes in tax rates.

Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents. Unless legally required, we do not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Certain risks that may affect our results of operations and financial position appear under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as well as in any of our subsequently filed quarterly or current reports that are incorporated herein by reference and any applicable prospectus supplement.

ABOUT OCCIDENTAL

Our principal businesses consist of three segments. The oil and gas segment explores for, develops and produces oil and condensate, natural gas liquids (“NGLs”) and natural gas. The chemical segment mainly manufactures and markets basic chemicals and vinyls. The midstream, marketing and other segment (the “midstream and marketing segment”) gathers, processes, transports, stores, purchases and markets oil, condensate, NGLs, natural gas, carbon dioxide and power. It also trades around its assets, including transportation and storage capacity, and trades oil, NGLs, gas and power. Additionally, the midstream and marketing segment invests in entities that conduct similar activities. Our principal executive offices are located at 5 Greenway Plaza, Suite 110, Houston, Texas 77046; telephone (713) 215-7000.

RISK FACTORS

Investing in our senior debt securities involves risks. Before you invest in our senior debt securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, the net proceeds we receive from the sale of senior debt securities, if any, offered under this prospectus may be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the period indicated.

	Three Months Ended March 31,		Year Ended December 31,
	2015		2014		2013	2012	2011	2010
Ratio of earnings to fixed charges	(8.27	)(1)	—	(2)	19.83	14.26	15.93	17.65

(1)	The ratio of earnings to fixed charges was less than one-to-one for the three months ended March 31, 2015. Additional earnings of $400.0 million would have been needed to have a one-to-one ratio of earnings to fixed charges.
(2)	The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2014. Additional earnings of $540.0 million would have been needed to have a one-to-one ratio of earnings to fixed charges.

The ratio was computed by dividing earnings by fixed charges. For this purpose, earnings include income from continuing operations before income taxes, adjusted for: income or loss from equity investees, fixed charges to the extent they affect current year earnings, amortization of capitalized interest, distributed income of equity investees, and interest capitalized during the year. Fixed charges include interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and estimates of interest within rental expenses.

DESCRIPTION OF SENIOR DEBT SECURITIES

General

We may issue one or more series of senior debt securities pursuant to this prospectus. We will issue the senior debt securities under an indenture (the “Senior Indenture”) dated as of August 18, 2011, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (“Senior Indenture Trustee”). A copy of the Senior Indenture is included as an exhibit to the registration statement of which this prospectus is a part.

Below is a description of certain general terms of the senior debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Senior Indenture. The particular terms of a series of senior debt securities will be described in a prospectus supplement and, if applicable, a pricing supplement. Capitalized terms used but not defined in this summary have the meanings specified in the Senior Indenture.

The senior debt securities will rank equally with all of our unsecured and unsubordinated debt. The Senior Indenture is subject to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Indenture does not limit the amount of senior debt securities which we may issue, nor does it limit us or our subsidiaries from issuing any other unsecured debt. Such other unsecured debt may have different terms than the senior debt securities. Our previously issued and outstanding senior debt does have different terms than the senior debt securities (including different restrictive covenants and event of default provisions). The terms of the senior debt securities issued under this prospectus will only be as described in the Senior Indenture, this prospectus and any prospectus supplement.

Each prospectus supplement, together with a pricing supplement, if applicable, will describe the terms relating to a series of senior debt securities, which may include:

•	the title;

•	any limit on the amount that may be issued (unless expressly provided in the applicable prospectus supplement or pricing supplement, a series of our senior debt securities may be re-opened from time to time for the issuance of additional senior debt securities of that series subject to any terms and conditions set forth in or established pursuant to the Senior Indenture);

•	whether or not that series of senior debt securities will be issued as registered securities, bearer securities or both;

•	the price at which that series of senior debt securities will be issued, which may be at a discount;

•	whether or not that series of senior debt securities will be issued in global form and, if applicable, who the depositary will be;

•	the maturity date(s) or the method of determining the maturity date(s);

•	the person to whom any interest will be payable on any registered security, if other than the person in whose name that security is registered at the close of business on the regular record date;

•	the interest rate(s), if any, (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s);

•	the place(s) where payments shall be payable, registered securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon us may be served;

•	the period(s) within which, and the price(s) at which, that series of senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and conditions;

•	any mandatory or optional sinking fund provisions or any provisions for remarketing that series of senior debt securities and other related terms and provisions;

•	the denominations in which that series of senior debt securities will be issued, if other than denominations of $1,000 in the case of registered securities and any integral multiple thereof, and in the case of bearer securities, if other than denominations of $5,000 and $100,000;

•	the currency or currencies, including composite currencies or currency units, in which that series of senior debt securities may be denominated or in which payment of the principal of and interest, if any, on that series of senior debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of senior debt securities may be satisfied and discharged other than as provided in Article Four of the Senior Indenture;

•	if the amounts of payments of principal of and interest on, if any, that series of senior debt securities are to be determined by reference to an index, formula or other method, or based on a coin or currency other than that in which that series of senior debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

•	if other than the principal amount thereof, the portion of the principal amount of that series of senior debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

•	whether we will pay additional amounts on any of the senior debt securities and coupons, if any, of the series to any non-United States holder in respect of any tax, assessment or governmental charge withheld or deducted, and under what circumstances and with what procedures we will pay such additional amounts;

•	if other than as defined in the Senior Indenture, the meaning of “Business Day” when used with respect to that series of senior debt securities;

•	if that series of senior debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Senior Indenture, the forms and terms of those certificates, documents or conditions;

•	any addition to, or modification or deletion of, any event of default, covenant or other term or provision specified in the Senior Indenture with respect to that series of senior debt securities; and

•	any other terms, which other terms may, subject, in the case of an existing outstanding series of senior debt securities, to the provisions of the Senior Indenture described below under “—Modification of Senior Indenture; Waiver,” amend, supplement or replace any of the terms of the Senior Indenture insofar as it concerns the senior debt securities of that series.

Each prospectus supplement or pricing supplement, as applicable, may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the senior debt securities that the prospectus supplement or pricing supplement covers, as applicable.

Limitation on Liens

The Senior Indenture provides that we will not, nor will we permit any Consolidated Subsidiary (as defined below) to, incur, create, assume, guarantee or otherwise become liable with respect to any Secured Debt (as defined below), unless the senior debt securities are secured equally and ratably with (or prior to) such Secured Debt. This covenant will not apply to:

(1)	Liens (as defined below) existing on the date of the Senior Indenture;

(2)	Liens existing on property of, or on any shares of Capital Stock or Indebtedness (each as defined below) of, any Business Entity at the time such Business Entity becomes a Consolidated Subsidiary or at the time such Business Entity is merged into or consolidated with us or any Consolidated Subsidiary or at the time of sale, lease or other disposition of the properties of such Business Entity (or a division of such Business Entity) to us or a Consolidated Subsidiary as an entirety or substantially as an entirety;

(3)	Liens in favor of us or a Consolidated Subsidiary;

(4)	Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(5)	Liens existing on property, shares of Capital Stock or Indebtedness at the time of acquisition thereof (including acquisition through merger or consolidation) or Liens to (i) secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, expansion, renovation, improvement or development on or of such property or (ii) secure any Indebtedness incurred prior to, at the time of, or within two years after the later of the acquisition, the completion of such construction, installation, expansion, renovation, improvement or development or the commencement of full operation of such property or within two years after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price or cost thereof;

(6)	Liens on any specific oil or gas property to secure Indebtedness incurred by us or any Consolidated Subsidiary to provide funds for all or any portion of the cost of exploration, production, gathering, processing, marketing, drilling or development of such property;

(7)	Liens on any Principal Domestic Property (as defined below) securing Indebtedness incurred under industrial development, pollution control or other revenue bonds issued or guaranteed by the United States of America or any State thereof or any department, agency, instrumentality or political subdivision of either;

(8)	Liens on any Principal Domestic Property securing Indebtedness arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; and

(9)	certain extensions, renewals or refundings of any Liens referred to in the foregoing clauses (1) through (8).

Notwithstanding the foregoing, we and one or more Consolidated Subsidiaries may incur, create, assume, guarantee or otherwise become liable with respect to any Secured Debt that would otherwise be subject to the foregoing restrictions if, after giving effect thereto, the aggregate amount of all Secured Debt, together with the Discounted Rental Value (as defined below) in respect of sale and leaseback transactions involving Principal Domestic Properties (excluding sale and leaseback transactions exempted from the restrictions discussed below under the caption “—Limitations on Sale and Leaseback Transactions” pursuant to clause (1) or (2) of the second paragraph under such caption), would not exceed 15% of Consolidated Net Tangible Assets (as defined below).

Limitations on Sale and Leaseback Transactions

The Senior Indenture provides that we will not, nor will we permit any Consolidated Subsidiary to, sell or transfer any Principal Domestic Property, with us or any Consolidated Subsidiary taking back a lease of such Principal Domestic Property, unless:

(1)	such Principal Domestic Property is sold within 360 days after the later of the date of acquisition, completion of construction or commencement of full operations of such Principal Domestic Property;

(2)	we or such Consolidated Subsidiary could subject such Principal Domestic Property to a Lien securing Indebtedness pursuant to the provisions described above under “—Limitation on Liens” in an amount equal to the Discounted Rental Value with respect to the lease entered into in connection with such sale and leaseback transaction without equally and ratably securing the senior debt securities; or

(3)	we or such Consolidated Subsidiary, within 360 days after such sale, applies or causes to be applied to the retirement of our or its Funded Debt (as defined below) an amount not less than the greater of (a) the net proceeds of the sale of the Principal Domestic Property leased pursuant to such sale and leaseback transaction or (b) the fair value (as determined in any manner approved by our Board of Directors) of the Principal Domestic Property so leased (provided, however, that the amount applied to the retirement of Funded Debt shall be reduced by the principal amount of Funded Debt of us or such Consolidated Subsidiary voluntarily retired by us or such Consolidated Subsidiary within 360 days after such sale).

This restriction will not apply to any sale and leaseback transaction (1) between us and a Consolidated Subsidiary or between Consolidated Subsidiaries or (2) involving the sale or transfer of any Principal Domestic Property with a lease for a period, including renewals, of not more than 36 months.

Certain Definitions

“Business Entity” means a corporation, association, business trust, partnership, limited liability company or other business entity.

“Capital Stock” means (a) in the case of a corporation, common stock, preferred stock and any other capital stock, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, limited liability company interests, and (d) in the case of any other Business Entity, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, such Business Entity, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Consolidated Net Tangible Assets” means the total of the Net Tangible Assets of us and our Consolidated Subsidiaries, included in our and our Consolidated Subsidiaries’ financial statements prepared on a consolidated basis in accordance with United States generally accepted accounting principles, after eliminating all intercompany items.

“Consolidated Subsidiary” means any Subsidiary included in our and our Subsidiaries’ financial statements prepared on a consolidated basis in accordance with United States generally accepted accounting principles.

“Current Liabilities” means all Indebtedness that may properly be classified as current liabilities in accordance with United States generally accepted accounting principles.

“Discounted Rental Value” means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent (after deducting the amount of rent to be received by such Person under noncancelable subleases) required to be paid by such Person under such lease during the remaining noncancelable term thereof (including any such period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum of 11  3⁄4%. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. If and to the extent the amount of any rent during any future period is not definitely determinable under the lease in question, the amount of such rent shall be estimated in such reasonable manner as our Board of Directors may in good faith determine.

“Funded Debt” means all Indebtedness maturing one year or more from the date of the creation thereof, all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more, even though such Indebtedness may also conform to the definition of Short-Term Borrowing.

“Indebtedness,” as applied to a Person, means, as of the date on which Indebtedness is to be determined (a) all items (except items of Capital Stock or of surplus or of deferred credits or noncontrolling interest in Subsidiaries) which, in accordance with United States generally accepted accounting principles in effect from time to time, would be included in determining total liabilities, as shown on the liability side of a balance sheet of such Person; (b) all indebtedness secured by any mortgage on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby has been assumed; and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse, agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has otherwise become directly or indirectly liable. For the purpose of computing Indebtedness of any Person, there shall be excluded any particular Indebtedness which meets one or more of the following categories:

(i) Indebtedness with respect to which sufficient cash or cash equivalents or securities have been deposited in trust to provide for the full payment, redemption or satisfaction of the principal of, premium, if any, and interest to accrue on, such Indebtedness to the stated maturity thereof or to the date of prepayment thereof, as the case may be, and, as a result of such deposit, such particular Indebtedness, in accordance with United States generally accepted accounting principles, is no longer required to be reported on a balance sheet of such Person as a liability, and such cash or cash equivalents or securities are not required to be reported as an asset;

(ii) Indebtedness which is not classified as Indebtedness under clause (a) of this definition and which arises from any commitment of such Person relating to pipeline operations to pay for property or services substantially without regard to the non-delivery of such property or the non-furnishing of such services; or

(iii) Indebtedness which is not classified as Indebtedness under clause (a) of this definition and which is payable solely out of certain property or assets of such Person, or is secured by a mortgage on certain property or assets owned or held by such Person, in either case without any further recourse to or liability of such Person, to the extent such Indebtedness exceeds (x) if such Person records such property or assets on its books, the value for such property or assets recorded on such books or (y) if such Person does not record such property or assets on its books, (1) if such Indebtedness is a general obligation of the entity which does record such property or assets on its books, the net investment in or advances to such entity as recorded on the books of such Person or (2) if such Indebtedness is payable solely out of certain property or assets of such entity, the lesser of the value for such property or assets recorded on the books of such entity or the net investment in or advances to such entity as recorded on the books of such Person, in each case determined in accordance with United States generally accepted accounting principles.

“Lien” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance to secure Indebtedness for borrowed money, but excluding (i) any security interest which a lessor may be deemed to have under a lease and (ii) any lien which may be deemed to exist under a Production Payment or under any subordination arrangement.

“Net Tangible Assets” of any specified Person means the total of all assets properly appearing on a balance sheet of such Person prepared in accordance with United States generally accepted accounting principles, after deducting from such total, without duplication of deductions, (a) all Current Liabilities of such Person; (b) that portion of the book amount of all such assets which would be treated as intangibles under United States generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trade names, brands, copyrights, patents, licenses and rights with respect to the foregoing and unamortized debt discount and expense; and (c) the amount, if any, at which any Capital Stock of such Person appears on the asset side of such balance sheet.

“Original Issue Discount Security” means any senior debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Senior Indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Domestic Property” means any (1) developed oil or gas producing property or (2) processing or manufacturing plant, in each case which we or any Consolidated Subsidiary own or lease as of the date of the Senior Indenture or thereafter and which is located in the continental United States (provided, however, that any such property or plant declared by our Board of Directors by Board Resolution not to be of material importance to our and our Consolidated Subsidiaries’ business, taken as a whole, will be excluded from the foregoing definition).

“Production Payment” means any economic interest in oil, gas or mineral reserves which (1) entitles the holder thereof to a specified share of future production from such reserves, free of the costs and expenses of such production, and (2) terminates when a specified quantity of such share of future production from such reserves has been delivered or a specified sum has been realized from the sale of such share of future production from such reserves.

“Redemption Date” when used with respect to any senior debt security to be redeemed, means the date fixed for such redemption by or pursuant to the Senior Indenture.

“Secured Debt” means any Indebtedness of us or any Consolidated Subsidiary for borrowed money, secured by a Lien on any Principal Domestic Property or on any shares of Capital Stock or on any Indebtedness of any Consolidated Subsidiary which owns any Principal Domestic Property.

“Short-Term Borrowing” means all Indebtedness in respect of borrowed money maturing on demand or within one year from the date of the creation thereof and not directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof; provided that Indebtedness in respect of borrowed money arising under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of one year or more will constitute Funded Debt and not Short-Term Borrowing, even though it matures on demand or within one year from the date as of which such Short-Term Borrowing is to be determined.

“Subsidiary” means a Business Entity more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by us or by one or more of our other Subsidiaries, or by us and one or more of our other Subsidiaries.

“Voting Stock” means, with respect to any Business Entity, any class or series of Capital Stock of such Business Entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such Business Entity.

Consolidation, Merger or Sale

The Senior Indenture generally permits us to consolidate with, merge into or convey, transfer or lease our properties and assets substantially as an entirety, to any Business Entity, so long as, immediately after giving effect to such transaction, no event of default under the Senior Indenture or event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing. However, any successor or acquiror of such assets must assume all of our obligations under the Senior Indenture and the senior debt securities and be organized and existing under the laws of the United States of America, any state thereof or the District of Columbia.

Events of Default Under the Senior Indenture

The following are events of default under the Senior Indenture with respect to each series of senior debt securities:

•	failure to pay any installment of interest upon any senior debt security of such series when it becomes due and payable, and continuance of such failure to pay for a period of 30 days; or

•	failure to pay the principal of any senior debt security of such series when due;

•	failure to perform or breach of any other covenant or warranty contained in the senior debt securities or the Senior Indenture (other than a covenant or warranty specifically benefiting only another series of senior debt securities), and the continuance of such failure for a period of 90 days after we receive notice from the Senior Indenture Trustee or holders of at least 25% in principal amount of the outstanding senior debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization relating to us; and

•	any other event of default specified in the prospectus supplement or pricing supplement, if any, relating to that series of senior debt securities.

If an event of default with respect to senior debt securities of any series occurs and is continuing, the Senior Indenture Trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series, by notice in writing to us (and to the Senior Indenture Trustee if notice is given by such holders), may declare the principal of (or if such senior debt securities are Original Issue Discount Securities, the portion of the principal amount specified in the applicable prospectus supplement or pricing supplement, if any), and accrued interest, if any, on the senior debt securities of such series to be due and payable immediately. At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained holders of a majority in principal amount of the outstanding senior debt securities of that series, by written notice to us and the Senior Indenture Trustee, may rescind and annul such declaration and its consequences if:

•	we have paid or deposited with the Senior Indenture Trustee a sum sufficient to pay all overdue installments of interest on the senior debt securities of that series, the principal of any senior debt securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon, to the extent payment of such interest is lawful, interest on overdue installments of interest, all sums paid or advanced by the Senior Indenture Trustee, the reasonable compensation, expenses, disbursements and advances of the Senior Indenture Trustee, its agents and counsel and any other amount due to the Senior Indenture Trustee under the Senior Indenture, and

•	all events of default with respect to outstanding senior debt securities of that series, other than the non-payment of the principal of and interest on such senior debt securities which became due solely by such declaration of acceleration, have been cured or waived in accordance with the terms of the Senior Indenture.

The holders of a majority in principal amount of the outstanding senior debt securities of any series may waive any past default with respect to that series and its consequences, except defaults regarding:

•	payment of principal or interest; or

•	covenants that cannot be modified or amended without the consent of the holder of each outstanding senior debt security of such series affected (as described under “—Modification of Senior Indenture; Waiver” below).

Any waiver shall cure such default and the corresponding event of default.

Subject to the terms of the Senior Indenture, the Senior Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of the applicable series of senior debt securities, unless the holders have offered the Senior Indenture Trustee reasonable security or indemnity against costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Indenture Trustee, or exercising any trust or power conferred on the Senior Indenture Trustee, with respect to the senior debt securities of that series, provided that:

•	the direction given to the Senior Indenture Trustee is not in conflict with any law or the Senior Indenture;

•	the Senior Indenture Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and

•	the Senior Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

A holder of the senior debt securities of any series will have the right to institute a proceeding under the Senior Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the Senior Indenture Trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding senior debt securities of that series have made written request, and have offered reasonable indemnity, to, the Senior Indenture Trustee to institute the proceedings as trustee; and

•	the Senior Indenture Trustee does not institute the proceeding, and does not receive from the holders of a majority in principal amount of the outstanding senior debt securities of that series other conflicting directions, within 60 days after the notice, request and offer of indemnity.

The Senior Indenture provides that no holder or group of holders of senior debt securities will have any right to affect, disturb or prejudice the rights of other holders, obtain or seek priority or preference over another holder or enforce its rights under the Senior Indenture except as provided in the Senior Indenture for the equal and ratable benefit of all holders.

These limitations on instituting proceedings do not apply to a suit instituted by a holder of senior debt securities to enforce the payment of the principal of or interest on the senior debt securities.

We will periodically file statements with the Senior Indenture Trustee regarding our compliance with the conditions and covenants in the Senior Indenture.

Modification of Senior Indenture; Waiver

We and the Senior Indenture Trustee may amend or supplement the Senior Indenture without the consent of any holders to, among other things:

•	evidence the succession of another Business Entity to us and the assumption by such successor of our covenants in the Senior Indenture and the senior debt securities;

•	add to our covenants, agreements and obligations for the benefit of the holders of all senior debt securities or any series thereof, or to surrender any right or power the Senior Indenture confers upon us;

•	add to or change any of the provisions of the Senior Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of or any premium or interest, if any, on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of senior debt securities in uncertificated form;

•	establish the form and terms of the senior debt securities of any series and (unless prohibited by the terms of the senior debt securities of any series pursuant to the Senior Indenture) to provide for the re-opening of a series of senior debt securities and for the issuance of additional senior debt securities of such series;

•	evidence and provide for the acceptance of appointment under the Senior Indenture of a successor Senior Indenture Trustee with respect to the senior debt securities of one or more series;

•	cure any ambiguity, to correct or supplement any provision in the Senior Indenture which may be inconsistent with any other provision in the Senior Indenture or make other provisions with respect to matters or questions arising under the Senior Indenture;

•	add, change or eliminate any provisions of the Senior Indenture (which addition, change or elimination may apply to one or more series of senior debt securities), provided that the addition, change or elimination neither (a) applies to any senior debt security of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of those senior debt securities with respect to those modified provisions;

•	add to or change or eliminate any provision of the Senior Indenture as shall be necessary to comply with any amendments to the Trust Indenture Act or to otherwise maintain qualification of the Senior Indenture under the Trust Indenture Act or to comply with the rules of any applicable depositary;

•	secure the senior debt securities; or

•	change anything else that does not adversely affect the interests of any holder of senior debt securities.

In addition, under the Senior Indenture, the rights of holders of a series of senior debt securities may be changed by us and the Senior Indenture Trustee with the written consent of the holders of at least a majority in principal amount of the outstanding senior debt securities of each series that is affected. However, no change may be made without the consent of the holder of each outstanding senior debt security affected if such change would, among other things:

•	change the stated maturity of principal of, or any installment of principal or interest on, any such senior debt security;

•	reduce the principal amount of, or the rate of interest on, or any premium payable on, any such senior debt security;

•	reduce the principal of any such Original Issue Discount Security that would be due and payable upon declaration of acceleration;

•	change the place where, or currency in which, any principal of or interest on any such senior debt security is payable;

•	impair the right to institute suit for the enforcement of any payment of any such senior debt security on or after the stated maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of any senior debt security which is subject to repurchase or redemption by us at the option of the holders, on or after the date fixed for such repurchase or redemption);

•

reduce the percentage in principal amount of outstanding senior debt securities of any series, the holders of which are required to consent to any such change, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Indenture or certain defaults thereunder and their consequences) with respect to the senior debt securities of such series provided for in the Senior Indenture; and

•	modify any of the foregoing requirements or the provisions regarding waivers of any covenant or past default other than to increase the percentage of holders required for consent or waiver or add consent requirements for modification or waiver of other provisions.

Form, Exchange and Transfer

The senior debt securities of each series may be issued as registered securities, as bearer securities (with or without coupons) or both. Unless otherwise specified in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be issued in denominations of $1,000 and any integral multiple thereof and bearer securities will be issued in denominations of $5,000 and $100,000. Subject to the terms of the Senior Indenture and the limitations applicable to global securities described in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Senior Indenture and the limitations applicable to global senior debt securities set forth in the applicable prospectus supplement or pricing supplement, if any, senior debt securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the registrar or at the office of any transfer agent we designate for that purpose. Unless otherwise provided in the senior debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the Senior Indenture Trustee as registrar. Any transfer agent (in addition to the registrar) initially designated by us for any senior debt securities will be named in the applicable prospectus supplement or pricing supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the senior debt securities of each series.

If the senior debt securities of any series are to be redeemed, we will not be required to:

•	issue, register the transfer of, or exchange any senior debt securities of, that series during a period beginning at the opening of business 15 days before any selection of senior debt securities for redemption and ending, in the case of registered securities, on the day of mailing of the relevant notice of redemption and, in the case of bearer securities, the first publication date of the notice, or if the senior debt securities of that series are also issuable as registered securities and there is no publication, on the day of mailing of the notice;

•	in the case of registered securities, register the transfer of or exchange any senior debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

•	in the case of bearer securities, exchange any senior debt securities so selected for redemption, except to exchange a bearer security for a registered security that is immediately surrendered for redemption.

Global Senior Debt Securities

The senior debt securities of each series may be issued in whole or in part in global form. A senior debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement or pricing supplement, if any. A global senior debt security may be issued in either registered or bearer form and in either temporary or definitive form. A global senior debt security may not be transferred, except as a whole, among the depositary for that senior debt security and its nominees and their respective successors. If any senior debt securities of a series are issuable as global senior debt securities, the applicable prospectus supplement or pricing supplement, if any, will describe any circumstances when beneficial owners of interests in that global senior debt security may exchange their interests for definitive senior debt securities of like series and tenor and principal amount in any authorized form and denomination.

Discharge

Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, we may terminate at any time our obligations under the Senior Indenture with respect to any series of senior debt securities (other than certain limited obligations, such as the obligation to transfer and exchange senior debt securities of that series) by (1)(a) delivering all of the outstanding senior debt securities of that series to the Senior Indenture Trustee to be cancelled or (b) depositing with the Senior Indenture Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient without reinvestment to pay all remaining principal and interest on the series of senior debt securities and (2) complying with certain other provisions of the Senior Indenture.

If we elect to discharge our obligations by depositing cash or United States government or government guaranteed obligations as described above, under present law such discharge is likely to be treated for United States federal income tax purposes as a redemption of the senior debt securities of that series prior to maturity in exchange for the property deposited in trust. In that event, each holder would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder’s tax basis in the senior debt securities deemed surrendered. After the discharge, each such holder would likely be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust (or investments made with interest received therefrom). Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged senior debt security would not receive cash (except for current payments of interest on that senior debt security) until the maturity or earlier redemption (or, if applicable, repurchase by us at the option of the holder) of that senior debt security. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the senior debt securities. You are urged to consult with your tax advisor regarding the tax consequences of the discharge of our obligations.

Information Concerning the Senior Indenture Trustee

The Senior Indenture Trustee, other than during the occurrence and continuance of an event of default under the Senior Indenture, undertakes to perform only those duties as are specifically set forth in the Senior Indenture and, upon an event of default under the Senior Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Senior Indenture Trustee is under no obligation to exercise any of the rights or powers given it by the Senior Indenture at the request or direction of any holder of senior debt securities unless the Senior Indenture Trustee is offered reasonable security or indemnity by that holder against the costs, expenses and liabilities that it might incur. The Senior Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

The Bank of New York Mellon is a participating lender under our revolving credit agreement and provides commercial banking services to us and our affiliates. The Bank of New York Mellon Trust Company, N.A. is the Senior Indenture Trustee. However, if The Bank of New York Mellon Trust Company, N.A. acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate the conflict or resign.

Payment and Payment Agents

The person in whose name a senior debt security is registered will be treated as the owner of such security for the purpose of receiving payment of principal and, unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest on such senior debt security and for all other purposes.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, payment of interest on any senior debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name those senior debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, principal and interest on the senior debt securities of a particular series will be payable at the office of the paying agents that we designate, except that payments of interest (other than interest on bearer securities) may, at our option, be made by wire transfer or check mailed to the address of the person entitled thereto. Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, any payment of an installment of interest on any bearer security will be made only if the coupon relating to the interest installment is surrendered.

We will be required to maintain a paying agent in each place of payment for the senior debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, the corporate trust office or agency of the Senior Indenture Trustee in The City of New York will be designated as the paying agent for payments with respect to senior debt securities (other than bearer securities).

All moneys that we pay to a paying agent or the Senior Indenture Trustee for the payment of the principal or interest, if any, on any senior debt securities which remain unclaimed at the end of two years after that principal or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest shall be computed, for fixed rate securities, on the basis of a 360-day year comprised of twelve 30-day months, and, for variable rate securities, on the basis of the actual number of days in the interest period divided by 360.

Governing Law

The Senior Indenture and senior debt securities will be governed by and construed in accordance with the law of the State of New York (without regard to conflicts of laws principles thereof).

PLAN OF DISTRIBUTION

We may sell the senior debt securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to agents;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors;

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts or by remarketing firms; or

•	through a combination of any of the previous methods of sale.

The prospectus supplements and pricing supplements, if any, will set forth the terms of the offering of each series of senior debt securities, including the name or names of any underwriters, dealers or agents, the purchase price of the senior debt securities and the proceeds to us from such sale, any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the senior debt securities may be listed.

If underwriters or dealers are used in the sale, the senior debt securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including privately negotiated transactions, at a fixed public offering price or prices, which may be changed, in “at the market offerings,” at prices related to prevailing market prices or at negotiated prices or varying prices determined at the time of sale.

Unless otherwise set forth in a prospectus supplement or a pricing supplement, if any, the obligations of the underwriters to purchase any series of senior debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the series of senior debt securities, if any are purchased.

If a dealer is utilized in the sale of senior debt securities, we will sell the senior debt securities to the dealer, as principal. The dealer may then resell the senior debt securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Senior debt securities may also be offered and sold, if so indicated in the prospectus supplement or a pricing supplement, if any, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement or a pricing supplement, if any.

Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, and to reimbursement by us for certain expenses. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of senior debt securities will be a new issue of senior debt securities and will have no established trading market. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the senior debt securities will not be listed on a national securities exchange. Any underwriters to whom we sell senior debt securities for public offering and sale may make a market in those senior debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the senior debt securities offered under this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and financial statement schedule of Occidental as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Ryder Scott Company, L.P. (“Ryder Scott”), independent petroleum engineering consultants, has reviewed Occidental’s oil and gas estimation process, which review information is included in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus. Ryder Scott’s review information is incorporated by reference herein in reliance upon the authority of said firm in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee fees and expenses		**
Printing expenses		**
Miscellaneous		**

Total	$	**

*	The registrants are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Occidental’s Restated Certificate of Incorporation, as amended, provides for the elimination of personal liability of its directors to the full extent permitted by the DGCL. Article VIII of Occidental’s By-laws, as amended, provides that Occidental shall indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities, if the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Occidental and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the case of an action by or in the right of Occidental, no indemnification will be made in respect of any claim, issue or matter as to which the individual is adjudged to be liable to Occidental, unless and only to the extent a court determines that, in view of all applicable circumstances of the case, such individual is fairly and reasonably entitled to indemnity for such expenses.

Occidental has entered into indemnification agreements with each non-employee director and the chief executive officer providing for additional indemnification. These agreements require Occidental to indemnify these individuals to the fullest extent permitted under the DGCL against liability that may arise by reason of their service to Occidental and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, Occidental has insurance policies that provide liability coverage to directors and officers while acting in such capacities.

Item 16.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of Occidental with the SEC, each of the following exhibits is filed herewith:

Exhibit No.	Description

1.1**	—	Form of Underwriting Agreement.

4.1	—	Indenture, dated as of August 18, 2011, between Occidental and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to the Current Report on Form 8-K of Occidental filed August 19, 2011 (date of earliest event reported), File No. 1-9210).

4.2**	—	Form of Senior Debt Securities.

5.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the debt securities being registered.

12.1	—	Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, File No. 1-9210).

23.1*	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	—	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers.

23.3*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	—	Power of Attorney (included on the signature page hereto).

25.1*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture dated as of August 18, 2011.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the senior debt securities.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B of the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B of the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining any liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Occidental certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas on June 18, 2015.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

By:	/s/ Stephen I. Chazen
Name:	Stephen I. Chazen
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Stephen I. Chazen, Vicki A. Hollub and Christopher G. Stavros, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Stephen I. Chazen	President, Chief Executive Officer and Director	June 18, 2015
Stephen I. Chazen	(Principal Executive Officer)

/s/ Christopher G. Stavros	Senior Vice President and Chief Financial Officer	June 18, 2015
Christopher G. Stavros	(Principal Financial Officer)

/s/ Jennifer M. Kirk	Vice President, Controller and	June 18, 2015
Jennifer M. Kirk	Principal Accounting Officer

/s/ Spencer Abraham	Director	June 18, 2015
Spencer Abraham

/s/ Howard I. Atkins	Director	June 18, 2015
Howard I. Atkins

/s/ Eugene L. Batchelder	Director	June 18, 2015
Eugene L. Batchelder

Name	Title	Date

/s/ John E. Feick	Director	June 18, 2015
John E. Feick

/s/ Margaret M. Foran	Director	June 18, 2015
Margaret M. Foran

/s/ Carlos M. Gutierrez	Director	June 18, 2015
Carlos M. Gutierrez

/s/ William R. Klesse	Director	June 18, 2015
William R. Klesse

/s/ Avedick B. Poladian	Director	June 18, 2015
Avedick B. Poladian

/s/ Elisse B. Walter	Director	June 18, 2015
Elisse B. Walter

EXHIBIT INDEX

Exhibit No.	Description

1.1**	—	Form of Underwriting Agreement.

4.1	—	Indenture, dated as of August 18, 2011, between Occidental and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to the Current Report on Form 8-K of Occidental filed August 19, 2011 (date of earliest event reported), File No. 1-9210).

4.2**	—	Form of Senior Debt Securities.

5.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the debt securities being registered.

12.1	—	Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, File No. 1-9210).

23.1*	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	—	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers.

23.3*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	—	Power of Attorney (included on the signature page hereto).

25.1*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture dated as of August 18, 2011.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the senior debt securities.